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                                                                    EXHIBIT 5.02

                                                                    May 26, 2000

Citigroup Inc.
153 East 53rd Street
New York, NY  10043

Citigroup Capital VII
Citigroup Capital VIII
Citigroup Capital IX
Citigroup Capital X
Citigroup Capital XI
Citigroup Capital XII
Citigroup Capital XIII
c/o Citigroup Inc.
153 East 53rd Street
New York, NY 10043

         Re:  Citigroup Inc.
              Citigroup Capital VII
              Citigroup Capital VIII
              Citigroup Capital IX
              Citigroup Capital X
              Citigroup Capital XI
              Citigroup Capital XII
              Citigroup Capital XIII
              Registration Statement on Form S-3

Ladies and Gentlemen:

         We have acted as special counsel to (1) Citigroup Capital VII (formerly Travelers Capital VII), Citigroup Capital VIII (formerly Travelers Capital VIII), Citigroup Capital IX, Citigroup Capital X, Citigroup Capital XI, Citigroup Capital XII and Citigroup Capital XIII (each, a "Citigroup Trust" and, together, the "Citigroup Trusts"), each a statutory business trust created

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Citigroup Inc.
Citigroup Capital VII
Citigroup Capital VIII
Citigroup Capital IX
Citigroup Capital X
Citigroup Capital XI
Citigroup Capital XII
Citigroup Capital XIII
May 26, 2000
Page 2

         under the laws of the State of Delaware, and (2) Citigroup Inc. (formerly Travelers Group Inc.)(the "Company"), a corporation organized under the laws of the State of Delaware, in connection with the preparation of a Registration Statement on Form S-3 (the "Registration Statement"), to be filed by the Company and the Citigroup Trusts with the Securities and Exchange Commission (the "Commission") on May 26, 2000 under the Securities Act of 1933, as amended (the "Act"). The Registration Statement relates to, among other things, the issuance and sale from time to time pursuant to Rule 415 of the General Rules and Regulations promulgated under the Act, of the following securities with an aggregate public offering price of up to $8,000,000,000: (i) capital securities (the "Capital Securities") of each of the Citigroup Trusts, (ii) unsecured junior subordinated debt securities (the "Junior Subordinated Debt Securities") of the Company which are to be issued pursuant to an Indenture, dated as of October 7, 1996, as supplemented by the First Supplemental Indenture thereto dated as of December 15, 1998 (as so supplemented, the "Indenture"), between the Company and The Chase Manhattan Bank, as debt trustee (the "Debt Trustee"), (iii) shares of preferred stock, par value $1.00 per share (the "Preferred Stock") of the Company to be issued in one or more series, which may also be issued in the form of depositary shares (the "Depositary Shares") evidenced by depositary receipts (the "Receipts") pursuant to one or more deposit agreements (each, a "Deposit Agreement") to be entered into between the Company and a depositary to be named (the "Depositary") and (iv) shares of common stock, par value $.01 per share (the "Common Stock"), of the Company as may be issuable upon conversion of some or all of the Preferred Stock (the "Offered Common Stock").

                  The Capital Securities of each Citigroup Trust are to be issued pursuant to the Amended and Restated Declaration of Trust of such Citigroup Trust (each, a "Declaration" and, collectively, the "Declarations"), each such Declaration being among the Company, as sponsor and as the issuer of the Junior Subordinated Debentures (as defined therein) to be held by the Property Trustee (as defined below) of such Citigroup Trust, Chase

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Citigroup Inc.
Citigroup Capital VII
Citigroup Capital VIII
Citigroup Capital IX
Citigroup Capital X
Citigroup Capital XI
Citigroup Capital XII
Citigroup Capital XIII
May 26, 2000
Page 3

         Manhattan Bank Delaware, as Delaware trustee (the "Delaware Trustee"), The Chase Manhattan Bank, as property trustee (the "Property Trustee"), and Todd Thomson, Irwin Ettinger and Stephanie B. Mudick, as regular trustees (together, the "Regular Trustees").

                  This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act. Capitalized terms used but not otherwise defined herein have the meanings ascribed to them in the Registration Statement.

                  In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of
         (i) the Registration Statement, (ii) the certificates of trust of each of (A) Citigroup Capital VII, as filed with the Secretary of State of the State of Delaware on May 14, 1997 and the amendment thereto as filed with the Secretary of State of the State of Delaware on October 8, 1998, (B) Citigroup Capital VIII, as filed with the Secretary of State of the State of Delaware on May 16, 1997 and the amendment thereto as filed with the Secretary of State of the State of Delaware on December 7, 1998, (C) Citigroup Capital IX, as filed with the Secretary of State of the State of Delaware on December 7, 1998, (D) Citigroup Capital X, as filed with the Secretary of State of the State of Delaware on December 7, 1998, (E) Citigroup Capital XI, as filed with the Secretary of State of the State of Delaware on December 7, 1998, (F) Citigroup Capital XII, as filed with the Secretary of State of the State of Delaware on December 7, 1998 and (G) Citigroup Capital XIII, as filed with the Secretary of State of the State of Delaware on December 7, 1998 (collectively, the "Certificates of Trust"); (iii) the Form of the Declaration of each of the Citigroup Trusts (including the form of the designations of the terms of the Capital Securities of such Citigroup Trust annexed thereto)(collectively, the "Declarations"); (iv) the form of the Capital Securities of each of the Citigroup Trusts; (v) the form of the capital securities guarantee agreement (the "Capital Securities Guarantee"), to be entered into by the Company and The Chase Manhattan Bank, as guarantee trustee (the "Capital Securities Guarantee Trustee"); (vi) the form of the

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Citigroup Inc.
Citigroup Capital VII
Citigroup Capital VIII
Citigroup Capital IX
Citigroup Capital X
Citigroup Capital XI
Citigroup Capital XII
Citigroup Capital XIII
May  26, 2000
Page 4

         Junior Subordinated Debt Securities; (vii) the form of the Deposit Agreement; (viii) an executed copy of the Indenture; (ix) the Restated Certificate of Incorporation of the Company, as amended to date (the "Certificate of Incorporation"); (x) the By-Laws of the Company, as currently in effect (the "By-Laws"); (xi) drafts of certain resolutions of the Board of Directors of the Company (the "Draft Resolutions") relating to the issuance and sale of the Offered Debt Securities (as defined below), the Capital Securities Guarantee, the Preferred Stock, the Depositary Shares and the Offered Common Stock and related matters and (xii) a specimen certificate evidencing the Common Stock. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

                  In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies. In making our examination of executed documents or documents to be executed, we have assumed that the parties thereto, other than the Company and the Citigroup Trusts, had or will have the power, corporate, trust or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and that such documents constitute valid and binding obligations of such parties. In addition, we have assumed that the Declaration of each Citigroup Trust, the Capital Securities of each Citigroup Trust, the Capital Securities Guarantee and the Junior Subordinated Debt Securities will be executed in substantially the form reviewed by us and that the terms of the Offered Capital Securities (defined below), the Offered Debt Securities (defined below), the Offered Preferred Stock (defined below) and the Depositary Shares will have been established so as not to violate, conflict with or constitute a default under (i) any agreement or instrument to which the Company or any of the Citigroup Trusts or their respective

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Citigroup Inc.
Citigroup Capital VII
Citigroup Capital VIII
Citigroup Capital IX
Citigroup Capital X
Citigroup Capital XI
Citigroup Capital XII
Citigroup Capital XIII
May 26, 2000
Page 5

         property is subject, (ii) any law, rule, or regulation to which the Company or any of the Citigroup Trusts is subject, (iii) any judicial or administrative order or decree of any governmental authority or
         (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with any governmental authority. We have also assumed that (i) the stock certificates evidencing the Preferred Stock to be issued will be in a form that complies with, and the terms of such Preferred Stock will be duly established in accordance with, the Delaware General Corporation Law (the "DGCL"), and (ii) the stock certificate evidencing any Offered Common Stock issued will conform to the specimen certificate examined by us and will be duly executed and delivered. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers, trustees and other representatives of the Company, the Citigroup Trusts and others.

                  Members of our firm are admitted to the bar in the States of Delaware and New York, and we do not express any opinion as to the laws of any other jurisdiction other than the laws of the United States of America to the extent specifically referred to herein.

                  Based on and subject to the foregoing and to the other qualifications and limitations set forth herein, we are of the opinion that:

                  1. With respect to the Capital Securities of each Citigroup Trust to be offered pursuant to the Registration Statement (the "Offered Capital Securities"), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act; (ii) an appropriate prospectus with respect to the Offered Capital Securities has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder; (iii) the Declaration of such Citigroup Trust has been duly executed and delivered by the parties thereto; (iv) the terms of the Offered Capital Securities have been established in accordance with the Declaration; (v) the Offered Capital

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Citigroup Inc.
Citigroup Capital VII
Citigroup Capital VIII
Citigroup Capital IX
Citigroup Capital X
Citigroup Capital XI
Citigroup Capital XII
Citigroup Capital XIII
May 26, 2000
Page 6

         Securities have been issued, executed and authenticated in accordance with the Declaration and delivered and paid for in the manner contemplated in the Registration Statement or any prospectus relating thereto; and (vi) if the Offered Capital Securities are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Capital Securities has been duly authorized, executed and delivered by the applicable Citigroup Trust and the other parties thereto, (1) the Offered Capital Securities will be duly authorized for issuance and will be validly issued, fully paid and nonassessable, representing undivided beneficial interests in the assets of such Citigroup Trust and (2) the holders of the Offered Capital Securities will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the DGCL. We bring to your attention, however, that the holders of the Offered Capital Securities may be obligated, pursuant to the Declaration of such Citigroup Trust, to (i) provide indemnity and/or security in connection with, and pay taxes or governmental charges arising from, transfers of Offered Capital Securities and (ii) provide security and indemnity in connection with the requests of or directions to the Property Trustee of such Citigroup Trust to exercise its rights and powers under the Declaration of such Citigroup Trust.

                  2. With respect to the Capital Securities Guarantee, when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act; (ii) the Draft Resolutions have been adopted by the Board of Directors of the Company; (iii) an appropriate prospectus with respect to the Capital Securities Guarantee has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder; (iv) the Declaration of such Citigroup Trust is duly executed and delivered by the parties thereto; (v) the terms of the Offered Capital Securities have been established in accordance with the Declaration; (vi) the Offered Capital Securities have been issued and executed in accordance with the Declaration and paid for in the manner contemplated in the Registration Statement or any prospectus relating thereto; and (vii) if the Offered Capital

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Citigroup Inc.
Citigroup Capital VII
Citigroup Capital VIII
Citigroup Capital IX
Citigroup Capital X
Citigroup Capital XI
Citigroup Capital XII
Citigroup Capital XIII
May 26, 2000
Page 7


         Securities are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Capital Securities Guarantee has been duly authorized, executed and delivered by the applicable Citigroup Trust and the other parties thereto, the Capital Securities Guarantee, when duly executed and delivered by the parties thereto, will be a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent that (a) enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) and
         (b) rights to indemnity and contribution thereunder may be limited by applicable law or the public policy underlying such law.

                  3. With respect to any series of Junior Subordinated Debt Securities (the "Offered Debt Securities"), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act; (ii) the Draft Resolutions have been adopted by the Board of Directors of the Company; (iii) an appropriate prospectus with respect to the Offered Debt Securities has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder; (iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Debt Securities and related matters; (v) the terms of the Offered Debt Securities have been established in conformity with the Indenture; (vi) the Offered Debt Securities are duly executed, delivered, authenticated and issued in accordance with the Indenture and delivered and paid for in the manner contemplated in the Registration Statement or any prospectus relating thereto; and
         (vii) if the Offered Debt Securities are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Debt Securities has been duly authorized, executed and delivered by the parties thereto, the Offered

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Citigroup Inc.
Citigroup Capital VII
Citigroup Capital VIII
Citigroup Capital IX
Citigroup Capital X
Citigroup Capital XI
Citigroup Capital XII
Citigroup Capital XIII
May 26, 2000
Page 8

         Debt Securities will be valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

                  4. With respect to the shares of any series of Preferred Stock (the "Offered Preferred Stock"), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act; (ii) the Draft Resolutions have been adopted by the Board of Directors of the Company; (iii) an appropriate prospectus supplement with respect to the shares of the Offered Preferred Stock has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder; (iv) the terms of the Offered Preferred Stock and of their issuance and sale have been duly established by all necessary corporate action in conformity with the Company's Certificate of Incorporation, including the Certificate of Designation relating to the Offered Preferred Stock, and the By-Laws of the Company; (v) the filing of the Certificate of Designation with the Secretary of State of the State of Delaware has duly occurred;
         (vi) if the Offered Preferred Stock is to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the shares of the Offered Preferred Stock has been duly authorized, executed and delivered by the Company and the other parties thereto; and (vii) certificates representing the shares of the Offered Preferred Stock have been duly executed and delivered by the proper officers of the Company to the purchasers thereof against payment of the agreed-upon consideration therefor in the manner contemplated in the Registration Statement or any prospectus supplement or term sheet relating thereto, (1) the shares of the Offered Preferred Stock, when issued and sold in accordance with the applicable underwriting agreement or any other duly authorized, executed and delivered applicable purchase agreement, will be

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Citigroup Inc.
Citigroup Capital VII
Citigroup Capital VIII
Citigroup Capital IX
Citigroup Capital X
Citigroup Capital XI
Citigroup Capital XII
Citigroup Capital XIII
May 26, 2000
Page 9

         duly authorized, validly issued, fully paid and nonassessable, provided that the consideration therefor is not less than the par value thereof; and (2) if the Offered Preferred Stock is convertible into Offered Common Stock, the Offered Common Stock issuable upon conversion of the Offered Preferred Stock will be duly authorized, validly issued, fully paid and nonassessable, assuming the issuance of the Offered Common Stock upon conversion of the Offered Preferred Stock has been authorized by all necessary corporate action, that the Offered Preferred Stock has been converted in accordance with the terms of the Certificate of Designation and that the certificates evidencing such shares of Offered Common Stock are duly executed and delivered. In rendering the opinion set forth in clause (2) of this paragraph 4, we have assumed that, at the time of issuance of any Offered Common Stock upon conversion of the Offered Preferred Stock, the Certificate of Incorporation, the By-Laws and the DGCL shall not have been amended so as to affect the validity of such issuance.

                  5. With respect to any Depositary Shares representing fractional interests in any Offered Preferred Stock, when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act; (ii) the Draft Resolutions have been adopted by the Board of Directors of the Company; (iii) an appropriate prospectus supplement with respect to the Depositary Shares has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder; (iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Depositary Shares and related matters, including the adoption of the Certificate of Designation for the related Offered Preferred Stock; (v) the filing of the Certificate of Designation with the Secretary of State of the State of Delaware has duly occurred;
         (vi) the Deposit Agreement has been duly executed and delivered; (vii) the terms of the Depositary Shares and of their issuance and sale have been duly established by all necessary corporate action in conformity with the Deposit Agreement; (viii) the related Offered Preferred Stock that is represented by

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Citigroup Inc.
Citigroup Capital VII
Citigroup Capital VIII
Citigroup Capital IX
Citigroup Capital X
Citigroup Capital XI
Citigroup Capital XII
Citigroup Capital XIII
May 26, 2000
Page 10

         Depositary Shares has been duly authorized, validly issued and delivered to the Depositary for deposit in accordance with the laws of the States of Delaware and New York; (ix) if the Depositary Shares are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Depositary Shares has been duly authorized, executed and delivered by the Company and the other parties thereto; and (x) the Receipts evidencing the Depositary Shares are duly issued against the deposit of the Offered Preferred Stock in accordance with the Deposit Agreement, such Receipts will be validly issued and will entitle the holders thereof to the rights specified therein and in the Deposit Agreement, subject to (i) the effects of bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereinafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity).

                  There is no provision in the Certificate of Incorporation which purports to restrict the surplus of the Company by reason of the excess, if any, of the liquidation preference of the shares of Preferred Stock over their par value. The applicable provisions of the DGCL, 8 Del. C. Sections 154 and 170(a), which define capital and surplus of a Delaware corporation available for the payment of dividends, do not purport to restrict such surplus by reason of any such excess. Moreover, we are not aware of any applicable provisions of the Constitution of the State of Delaware nor any controlling Delaware case law which would suggest that surplus would be restricted by the excess of the liquidation preference over the par value of the shares of Preferred Stock. Accordingly, while there are no authorities specifically addressing this issue, it is our opinion that (i) there should be no restriction upon the surplus of the Company available for the payment of dividends on any outstanding capital stock of the Company solely by reason of the fact that the liquidation preference of any shares of any series of Preferred Stock exceeds the par value of such shares and (ii) no remedy should be available to the holders of any shares of any series of Preferred Stock before or after payment of any dividend solely because such dividend

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Citigroup Inc.
Citigroup Capital VII
Citigroup Capital VIII
Citigroup Capital IX
Citigroup Capital X
Citigroup Capital XI
Citigroup Capital XII
Citigroup Capital XIII
May 26, 2000
Page 11

         would reduce the surplus of the Company to an amount less than the amount of such excess, assuming that the payment of such dividend is in accordance with the provisions of the DGCL, and of the Certificate of Incorporation including the applicable Certificate of Designation.


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Citigroup Inc.
Citigroup Capital VII
Citigroup Capital VIII
Citigroup Capital IX
Citigroup Capital X
Citigroup Capital XI
Citigroup Capital XII
Citigroup Capital XIII
May 26, 2000
Page 12


                  We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also hereby consent to the use of our name under the heading "Legal Matters" in each of the two prospectuses which forms a part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

                                            Very truly yours,


                                             /s/ Skadden, Arps, Slate, Meagher
                                                 & Flom LLP